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                                                                    EXHIBIT 10.1

                               SHELBY COUNTY BANK
                          EXECUTIVE BONUS PLAN FOR 2005

Participants
   -  Randy Collier
   -  Larry Lux
   -  Patrice Lima
   -  Terry Smith
   -  Ron Lanter
   -  Jim Matson

Accrual of Bonus Pool: 15% of the base salaries of the participants as of 1/1/05:

Goals:

   -  Net Earnings After Tax of $ _____________________________

   -  Total Assets on 12/31/05 of $ ___________________________

   -  Loan Loss Provision of no more than $ ___________________

   -  Maintain/improve credit quality

   -  Reduce ORE and non-accruals

   -  Achieve a ratings increase

   -  Develop "A" employees

Amount of Pool to be distributed to the Group:

      Return on Average Equity                Distribution
               0-4%                                 0%
                 5%                                50%
                 6%                                60%
                 7%                                70%
                 8%                                80%
                 9%                                90%
                10%                               100%
                11%                               110%
                12%                               120%

Amount of Distribution to be allocated to Individuals:

- Randy Collier - suggested by the Compensation Committee and determined by the Board of the Directors

- All other - with guidance from the CEO, suggested by the Compensation Committee and determined by the Board of Directors